SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2004

The St. Paul Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

001-10898		41-0518860
(Commission File Number)		(IRS Employer Identification No.)

385 Washington Street Saint Paul, MN		55102
(Address of Principal Executive Offices)		(Zip Code)

(651) 310-7911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     On March 29, 2004, The St. Paul Companies, Inc. and Travelers Property Casualty Corp. issued a press release announcing that they have received all required regulatory and shareholder approvals for the previously announced combination of the companies and that the companies intend to close the transaction on April 1, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7(c). Exhibits.

Exhibit Number	Description

99.1	Press release dated March 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: March 29, 2004

THE ST. PAUL COMPANIES, INC.

By:	/s/ Bruce H. Saul

	Name:	Bruce H. Saul
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 29, 2004.